Exhibit 99.C1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Prospectus and to the use of our report dated November 28, 2003 in the Registration Statement (Form S-6 No. 333-84788 and 811-21057) of BLDRS Index Funds Trust.



/s/ ERNST & YOUNG LLP
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    ERNST & YOUNG LLP



New York, New York
January 30, 2004